Exhibit 10.1a

SUMMIT BANK CORPORATION

STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is entered into as of the _______ day of _________ , by and between  SUMMIT BANK CORPORATION, a Georgia corporation (hereinafter referred to as the "Company"), and ___________ (hereinafter referred to as the "Employee").

     On March 2, 1998, the Board of Directors of the Company adopted a stock option plan known as the Company's "1998 Stock Incentive Plan" (hereinafter referred to as the "Plan"). The Committee responsible for administering the Plan has granted the Employee an option to purchase the number of shares of the Company's Stock as hereinafter set forth.  The Company and the Employee desire to enter into a written agreement with respect to such Option in accordance with the Plan.  Therefore, as an employment incentive to Employee and to encourage stock ownership in the Company, and also in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

     1.  Grant of Option.  Subject to the terms, restrictions, limitations and conditions stated herein, this Agreement evidences the grant to the Employee on __________________ (the "Date of Grant") of the right and option (hereinafter referred to as the "Option"), to  purchase  all  or  any  part  of an aggregate of ___________________ shares of the Company's $.01 par value common stock (the "Stock").  The Option shall expire and is not exercisable on or after the first to occur of (1) _________________ or (2) such earlier date as determined pursuant to Section 5 hereof.

     2.  Purchase Price.  The price per share to be paid by the Employee for the shares subject to the Option (the "Option Price") shall be _______, the closing market price as of ________________, which price, in the case of an Incentive Stock Option, is an amount not less than the Fair Market Value of the Stock on the Date of Grant.

     3.  Type of Option.  The Option is intended to be an Incentive Stock Option.

     4.  Incorporation of Plan.  The Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof.  A copy of the Plan has been delivered to, and receipt of such copy is hereby acknowledged by, the Employee.

     5.  Exercise Terms.  The Option shall be exercisable with respect to all of the shares of Stock on and after _______________, unless the Company gives its prior written consent to an exercise at any other time.  The Option shall expire at the close of business on _______________. The Employee must exercise the Option for at least the lesser of 25 shares or the vested and unexercised portion of the Option.  If the Option is not exercised with respect to all or any part of the shares subject to the Option prior to its expiration, the shares with respect to which the Option was not exercised shall no longer be subject to this Option.

     6.  Option Non-Transferable.  The Option and all rights hereunder are neither assignable nor transferable by the Employee, and during the Employee's lifetime the Option is exercisable only by him.  More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without legal effect.

     7.  Notice of Exercise of Option.  The Option may be exercised by the Employee, or by Employee's administrator, executor or personal representative, by a written notice (in substantially the form of the "Notice of Exercise" attached hereto as (Exhibit A) signed by the Employee, or by Employee's administrator, executor or personal representative, and delivered or mailed to the Company at its principal office, to the attention of the President or such other officer as the Company may designate.  Any such notice shall (a) specify the number of shares of Stock which the Employee, or Employee's administrator, executor or personal representative, then elects to purchase hereunder, (b) contain the representation as required by Section 11 hereof, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Option Price applicable to such shares as provided herein, or (ii) shares of Stock, owned by the person exercising the Option and duly endorsed or accompanied by stock transfer powers, having a Fair Market Value equal to the total Option Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check, and the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Option Price applicable to such shares purchased hereunder.  Upon receipt of any such notice and accompanying payment, and subject to the terms hereof and of the Plan, the Company agrees to cause to be issued to the Employee, or Employee's administrator, executor or personal representative, stock certificates for the number of shares specified in such notice registered in the name of the person exercising the Option.

     8.  Adjustment in Option.  If, between the Date of Grant of the Option and the complete exercise thereof, there shall be a change in the outstanding Stock by reason of one or more corporate reorganizations, stock splits, stock dividends, combinations or exchanges of shares, recapitalizations or similar capital adjustments, then the Committee will, in accordance with the terms of the Plan, equitably adjust the number, kind and Option Price of the shares remaining subject to the Option.  Such adjustments shall be made in a manner that will not cause any Incentive Stock Option to cease to be an Incentive Stock Option.

     9.  Termination of Employment.  If the Employee's employment with the Company, or any Parent or Subsidiary of the Company, terminates for any reason other than for cause, the Option shall terminate and expire and shall not be exercisable after the 180th day following the effective date of the Employee's termination of employment.  In the event of termination of the Employee's employment with the Company, or any Parent or Subsidiary of the Company, for cause, the Option shall terminate and expire immediately and shall not be exercisable thereafter, unless otherwise decided by the Committee.  For purposes of the Section 9, the term "cause" shall mean any act or failure to act that (i) constitutes a violation of the laws of the United States of America, or any state, territory or possession of such country, or (ii) involves moral turpitude.  This Option does not confer upon the Employee any right with respect to continuance of employment by the Company or by any Parent or Subsidiary of the Company.  This Option shall not be affected by any change of employment so long as the Employee continues to be an employee of the Company or any Parent or Subsidiary of the Company.

     10.  Compliance with Bank Regulatory Matters.  Employee acknowledges that the issuance of capital stock of the Company is subject to regulation under the laws of the United States and certain other jurisdictions and Employee hereby agrees that the Company shall not be obligated to issue any share of Stock upon exercise of this Option that would cause the Company to violate any rules, regulations, orders or consents decrees of any such regulatory authority having jurisdiction over the affairs of the Company.

     11.  Compliance with Securities Laws.  If required by the Company, and solely for the purpose of enabling the Company to comply with the Securities Act of 1933, as amended, and any applicable state securities laws, at any time of exercise of this Option, in whole or in part, the Employee agrees to deliver to the Company an appropriate representation prepared by legal counsel for the Company stating that Employee is purchasing the shares to be issued upon the exercise of the Option for investment purposes for Employee's own account and not with any present intention to resell or distribute such shares, and such other restrictions as legal counsel for the company advises are necessary to comply with any state or federal securities law requirements, and the Employee agrees that the certificates for such shares to be delivered to Employee may contain restrictive legends to this effect.

     12.  Miscellaneous.

          (a)  This Agreement shall be binding upon the parties hereto and their administrators, executors, personal representatives, successors and permitted assigns.

          (b)  This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

          (c)  Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three (3) days after deposit thereof in postage prepaid United States certified or registered mail, return receipt requested, addressed, if to the Employee, to the address set forth below, and if to the Company, to the executive offices of the Company at 4360 Chamblee Dunwoody Road, Atlanta, Georgia 30341, Attention: President.  Either the Company or the Employee may change the address to which requests or notices shall be sent by sending written notice, in the manner described in the preceding sentence, to the other of the new address to which requests or notices should be sent, and the party so notified shall send all future requests and notices to such new address.

          (d)  This Agreement may not be modified except in writing executed by each of the parties hereto.

          (e)  Whenever the context so requires, nouns in the singular shall include the plural, and the masculine pronoun shall include or mean the feminine gender.

          (f)  This Agreement contains the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed on its behalf, and the Employee has executed this Stock Option Agreement, on ___________________.

ATTEST:                        SUMMIT BANK CORPORATION

__________________________     _____________________________

          Secretary        Its _____________________________

(Corporate Seal)

                                EMPLOYEE

                                                            (SEAL)

                                  Name:    ________________________

                                  Address: ________________________

                                           _______________________

                          EXHIBIT 'A'

                      NOTICE OF EXERCISE

     I hereby notify Summit Bank Corporation (the "Company") of my election to exercise the option to purchase                        (         ) shares of the Company's $.01 par value common stock pursuant to the Stock Option Agreement ("the Agreement") between me and the Company dated                  , 20  .  Accompanying this Notice is a certified or a cashier's check in the amount of

$               , such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 2 of the Agreement multiplied by the number of said shares being hereby purchased (in each instance subject to appropriate adjustment pursuant to Section 8 of the Agreement).

     I am purchasing the shares described in this Notice for investment purposes for my own account and not with any present intention to resell or dispose of such shares or otherwise to participate directly or indirectly in distribution thereof.  I agree that all certificates representing said shares may be stamped with any restrictive legend that the Company deems necessary.

     I am a resident of the State of                      .

     EXECUTED under seal on                     , 20  .

                    EMPLOYEE:

                    Name (Signature:)                      (SEAL)

                    Name (Print:)